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                                                                   Exhibit(m)(2)

                                   APPENDIX A

Institutional Money Market Fund
   Aon Captives Share Class       0.10%

LifePath Retirement Portfolio
   Class R                        0.25%

LifePath 2010 Portfolio
   Class R                        0.25%

LifePath 2020 Portfolio
   Class R                        0.25%

LifePath 2030 Portfolio
   Class R                        0.25%

LifePath 2040 Portfolio
   Class R                        0.25%

LifePath 2050 Portfolio
   Class R                        0.25%

Approved by the Board of Trustees of Barclays Global Investors Funds on March 25-26, 2008.

Appendix A to Barclays Global Investors Funds Distribution Plan

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